Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-261813) on Form S-8 and (No. 333-271328) of Form S-3 of our report dated March 12, 2024, with respect to the consolidated financial statements of Cadre Holdings, Inc.

/s/ KPMG LLP
Jacksonville, Florida
March 12, 2024